UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 26, 2020

(Date of earliest event reported)

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,

Suwanee, GA 30024

 (Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2020, Digirad Corporation (the “Company”) closed its previously announced firm commitment underwritten public offering (the “Offering”) in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and Maxim Group LLC (“Maxim”), as representative of the underwriters, dated May 26, 2020, the Company issued and sold (i) 2,225,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 2,225,000 warrants (the “Warrants”) to purchase up to 1,112,500 shares of Common Stock.  The Offering price was $2.24 per share of Common Stock and $0.01 per accompanying Warrant (for a combined Offering price of $2.25).  Pursuant to the Underwriting Agreement, the Company granted to Maxim an option for a period of 45 days (the “Over-Allotment Option”) to purchase up to 225,000 additional shares of Common Stock and 225,000 Warrants to purchase up to an additional 112,500 shares of Common Stock. Effective as of the closing of the Offering, Maxim also partially exercised the Over-Allotment Option for the purchase of 225,000 Warrants for a price of $0.01 per Warrant. The Underwriting Agreement contained customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Maxim (including for liabilities under the Securities Act of 1933, as amended) and certain other obligations.

The net proceeds to the Company from the Offering (including the partial exercise of the Over-Allotment Option) were approximately $4.7 million, after deducting the fees and commissions and estimated Offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the Warrants. The Company currently intends to use at least $3.0 million of the net proceeds from the sale of shares of Common Stock and the Warrants in the Offering to fund three modular housing projects to be constructed in New England by the Company’s KBS Builders, Inc. subsidiary, and the remainder of the net proceeds (if any) will be used for working capital and for other general corporate purposes. The Company will have broad discretion in determining how the proceeds of the Offering will be used, and its discretion is not limited by the aforementioned possible uses.

The shares of Common Stock and Warrants were issued in the Offering pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-237928) (the “Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on May 26, 2020. The Registration Statement also registered the Maxim Warrant (defined below) and the shares of Common Stock issuable upon exercise of the Maxim Warrant and the Warrants sold in the Offering. The Common Stock is listed on The NASDAQ Global Market; however, the Warrants will not be listed on The NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Maxim acted as the Company’s sole book-running manager in connection with the Offering. In connection with Maxim’s services, Maxim received an underwriting discount equal to 7% of the gross proceeds of the offering. The Company also agreed to pay Maxim an expense allowance of up to $90,000 for fees and expenses of legal counsel and other out-of-pocket expenses. In addition, the Company issued to Maxim a warrant to purchase up to 55,625 shares of Common Stock (the “Maxim Warrant”). The Maxim Warrant has an exercise price equal to $2.464 per share of Common Stock, which is equal to 110% of the price per share for the shares of Common Stock sold in the Offering, and is exercisable for five years from the date of issuance.

The Warrants are immediately exercisable upon issuance at a price of $2.25 per share of Common Stock, subject to adjustment in certain circumstances, and will expire on May 28, 2025 (five years from the date of issuance). No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will round up to the next whole share. The Warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume its obligations under the Warrants. In addition, the holder of the Warrant is entitled to receive upon exercise of the Warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Warrant immediately prior to such fundamental transaction. In addition, the Warrants will be exercisable on a cashless basis if no registration statement registering the shares of Common Stock underlying the Warrants is effective according to the formula set forth in the Warrant. American Stock Transfer & Trust Company, LLC (“AST”) will serve as the agent for the Company with respect to the Warrants pursuant to a Warrant Agent Agreement entered into by AST and the Company on May 28, 2020.

A holder of Warrants will not have the right to exercise any portion of its Warrants if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any exercise of the Warrants which would result in a holder beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock will be subject to the Company’s consent, provided that any beneficial ownership in excess of the 4.99% threshold will not take effect until 61 days following notice to, and approval by, the Company. The Company may, in our sole discretion, waive the 4.99% ownership limitation in connection with the Offering with respect to one or more potential purchasers.

The foregoing descriptions of the Underwriting Agreement, the Maxim Warrant, the Warrants and the Warrant Agent Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Warrant, and the form of Investor Agreement, copies of which are included as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 8.01.  Other Events.

On May 26, 2020, the Company issued a press release announcing the pricing of the proposed Offering. On May 28, 2020, the Company issued a press release announcing the closing of the Offering. A copy of each of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 26, 2020, between Digirad Corporation and Maxim Group LLC.
4.1	Form of Maxim Warrant (included in exhibit 1.1).
4.2	Form of Warrant.
4.3	Warrant Agent Agreement, dated May 28, 2020, between Digirad Corporation and American Stock Transfer & Trust Company, LLC.
99.1	Press Release of Digirad Corporation dated May 26, 2020.
99.2	Press Release of Digirad Corporation dated May 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

Date: May 29, 2020	By:	/s/ Matthew G. Molchan
Name: Matthew G. Molchan Title: President and Chief Executive Officer